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                             [PROGENICS LETTERHEAD]

For Immediate release

Contact:         Progenics Pharmaceuticals, Inc.
                 Richard W. Krawiec, Ph.D.
                 Vice President, Investor Relations and
                 Corporate Communications
                 (914) 789-2800
                 E-mail: rkrawiec@progenics.com

     PROGENICS ACQUIRES DRUG IN LATE-STAGE CLINICAL DEVELOPMENT THAT BLOCKS
                DEBILITATING SIDE EFFECTS OF OPIOID PAIN THERAPY

     - Phase II trial of methylnaltrexone initiated in cancer patients with opioid-induced bowel dysfunction -

         Tarrytown, NY - October 1, 2001 - Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX) announced today that it has entered into an agreement with UR Labs, Inc. to obtain worldwide exclusive rights to methylnaltrexone (MNTX), an investigational drug in late-stage clinical development that has been shown to reverse certain side effects of potent opioid pain medications such as morphine. UR Labs licensed MNTX from the University of Chicago, where it was discovered. To date, MNTX has been studied in 348 patients and volunteers in over a dozen clinical trials. Published studies reported that the compound was well tolerated and highly active in blocking opioid-associated side effects without interfering with pain palliation. Financial details of the agreement were not disclosed.

         Opioids are widely used for analgesia after surgery, traumatic injury, or to lessen the suffering in terminal illness. To relieve pain, narcotic medications such as morphine, codeine, and other opioid derivatives interact with receptors that are located in the brain and spinal cord. Opioids also react with receptors outside the central nervous system, and undesirable side effects can result, including constipation, delayed gastric emptying, nausea and vomiting, pruritis and urinary retention. MNTX is designed to block opioids from activating the peripheral receptors in the body that cause these side effects. As MNTX does not cross the blood-brain barrier, it does not interfere with brain-centered pain relief.

Advanced Phase II studies beginning

         Progenics also announced that the University of Chicago Medical Center has initiated a double-blind, randomized Phase II study evaluating subcutaneous doses of MNTX in cancer patients for the treatment of opioid-induced constipation. Constipation is a debilitating complication of pain therapy that is not adequately treated with laxatives and stool softeners. Progenics intends to initiate Phase IIb clinical studies of MNTX in opioid-induced constipation and post-operative bowel dysfunction, and anticipates that Phase III trials of MNTX will begin in 2002.

         "We are pleased to have in-licensed methylnaltrexone, a compound that we believe will be an important new medicine for treating the serious side effects of pain therapy," said Progenics' President, Ronald J. Prentki. "Methylnaltrexone is a late-stage product candidate that


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Progenics Acquires Methylnaltrexone                                       Page 2


has demonstrated clinical proof of principle and addresses substantial unmet medical needs. We believe that MNTX may be the first product candidate in our pipeline to be approved for marketing, and therefore has the potential to create significant near-term value for our shareholders."

MNTX: Major market opportunity for Progenics

          "Many patients are forced to reduce or stop analgesic narcotics and endure pain rather than experience the severe bowel dysfunction caused by opioids," said Jonathan Moss, M.D., Ph.D., Professor, Department of Anesthesia and Critical Care, and Vice Chairman for Research, the University of Chicago Medical Center. "In our recent clinical study of methylnaltrexone in opioid-induced constipation, we reported that methylnaltrexone exhibited rapid onset of activity in reversing the peripheral effects of opioids in virtually all patients tested. [Yuan, C.S., et al., 2000. JAMA 283: 367-372] We believe that methylnaltrexone has the potential to make the treatment of pain more manageable and to improve the quality of patients' lives."

         "Experience to date has shown that methylnaltrexone is extremely active in blocking a wide range of side effects of opioids when administered in either oral form or by injection," said Robert J. Israel, M.D., Progenics' Vice President of Medical Affairs. "We plan to develop multiple routes of administration for methylnaltrexone in order to match the use of this unique opioid antagonist with patient needs. We believe that methylnaltrexone may have significant advantages over competing technologies under development because of its dosing flexibility, rapid onset of action, and potential to antagonize peripheral opioid receptors both within and outside the gastrointestinal tract."

         Opioids are the mainstay of controlling severe pain, with approximately 170 million prescriptions written annually in the U.S. Reversing the peripheral side effects of pain therapy, while maintaining analgesia, represents a major treatment dilemma and a large, unmet medical need. Given the extent of MNTX clinical testing completed to date, the Company is charting a development path that is designed to achieve rapid initial approval of this compound.

      o Among the first indications being pursued is relief of opioid-induced bowel dysfunction in cancer patients, a group for whom MNTX therapy may represent an important improvement in their quality of life. The American Cancer Society estimates that 550,000 deaths occur each year among cancer patients. Many terminal cancer patients are treated with opioids for relief of severe pain. Opioid-induced side effects, particularly severe constipation, are reported in 50% to 70% of cancer patients taking these analgesics, according to previously published reports.

      o Progenics also plans to develop MNTX for treatment of post-operative bowel dysfunction, a paralysis of the gastrointestinal tract that frequently occurs after abdominal surgery and is accompanied by nausea, vomiting and urinary retention. The Company estimates that annually in the U.S. more than five million patients are at high risk for developing post-operative ileus.

      o Another opportunity the Company plans to pursue for MNTX is the reversal of opioid-induced bowel dysfunction in ambulatory patients with chronic pain, including those suffering from headaches, joint pain, lower-back pain, sickle-cell disease, fibromyalgia, and other disorders. Approximately four million patients take opioids for chronic pain relief, according to a recent national survey conducted for the American Pain Society and American Academy of Pain Medicine.

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Progenics Acquires Methylnaltrexone                                       Page 3


         Progenics Pharmaceuticals, Inc., of Tarrytown, NY, is a biopharmaceutical company focusing on the development and commercialization of products for the treatment and prevention of viral, cancer, and other life-threatening diseases. The Company applies its immunological expertise to develop biopharmaceuticals to fight viral diseases, such as human immunodeficiency virus (HIV) infections, and cancers, including malignant melanoma and prostate cancer. The Company has initiated Phase II clinical trials of its lead HIV product, PRO 542, a viral-entry inhibitor and is in preclinical development with PRO 140 and other follow-on product candidates in HIV infection. Progenics' most clinically advanced product, GMK, is a cancer vaccine in Phase III clinical trials for the treatment of malignant melanoma. MGV, a therapeutic vaccine for multiple cancers is also in clinical development. The Company is developing cancer immunotherapies based on PSMA (prostate specific membrane antigen) technology. Dehydroascorbic acid (DHA) a novel small-molecule antioxidant is the subject of preclinical studies to treat stroke and other disorders. The Company is preparing to initiate Phase IIb clinical studies of methylnaltrexone (MNTX), a compound designed to block the debilitating side effects of opioid-based analgesics without interfering with pain palliation.

         This press release contains forward-looking statements. Any statements contained herein that are not statements of historical fact may be forward-looking statements. When the Company uses the words 'anticipates,' 'plans,' 'expects' and similar expressions they are identifying forward-looking statements. Such forward-looking statements involve risks and uncertainties that may cause the Company's actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. Such factors include, among others, the uncertainties associated with product development, the risk that clinical trials will not commence when or proceed as planned, the risks and uncertainties associated with dependence upon the actions of the Company's corporate, academic and other collaborators and of government regulatory agencies, the risk that products that appear promising in early clinical trials do not demonstrate efficacy in larger-scale clinical trials, the uncertainty of future profitability and other factors set forth more fully in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and other periodic filings with the Securities and Exchange Commission to which investors are referred for further information. In particular, the Company cannot assure you that any of their programs will result in a commercial product. The Company does not have a policy of updating or revising forward-looking statements, and thus it should not be assumed that the Company's silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

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Editor's Note:
Additional information is available at http://www.progenics.com